Exhibit 99.1
FOR IMMEDIATE RELEASE
Seven Hills Realty Trust Announces Third Quarter 2021 Results
Completed Merger with Tremont Mortgage Trust on September 30, 2021
Combined Third Quarter Loan Originations of $140 Million
Third Quarter Net Income and Distributable Earnings Per Common Share of $0.24
____________________________________________________________________________________________________
Newton, MA (November 2, 2021): Seven Hills Realty Trust (Nasdaq: SEVN) today announced financial results for the quarter and nine months ended September 30, 2021. On September 30, 2021, SEVN (formerly RMR Mortgage Trust, or RMRM) completed its previously announced merger with Tremont Mortgage Trust, or TRMT, whereby TRMT merged with and into RMRM, with RMRM as the surviving entity, or the Merger.
Tom Lorenzini, President of SEVN, made the following statement:
"We are pleased to have successfully completed the merger with Tremont Mortgage Trust to create Seven Hills Realty Trust, a larger commercial mortgage REIT with an expanded capital base, improved access to capital markets and greater financial strength. Our combined portfolio exceeds $526 million of committed capital and is well diversified geographically and across asset classes. All of our loans are current on debt service and the credit quality of our loan portfolio remains strong, supported by healthy fundamentals and the ongoing strength of our investments.

Going forward, we are intensely focused on leveraging SEVN’s liquidity and debt capacity to fully invest our capital in first mortgage loans secured by middle market and transitional commercial real estate. Our manager, Tremont Realty Capital, remains active in the bridge loan market with a robust pipeline of potential lending opportunities, which we believe will continue to scale our investment portfolio, increase distributable earnings and deliver more attractive risk-adjusted returns for our shareholders over time.”

The Merger was effective after the close of trading on September 30, 2021. Accordingly, assets acquired and liabilities assumed from TRMT in the Merger are included in SEVN's condensed consolidated balance sheet as of September 30, 2021; however, TRMT's results of operations are excluded from SEVN's condensed consolidated statement of operations for all periods presented.

Quarterly Results

	Three Months Ended
(dollars in thousands, except per share data)	September 30, 2021	June 30, 2021	Change
Net income	$2,484	$1,160	114.1%
Net income per diluted share	$0.24	$0.11	118.2%
Distributable Earnings	$2,484	$1,342	85.1%
Distributable Earnings per diluted share	$0.24	$0.13	84.6%
Income from investments, net	$4,022	$2,863	40.5%
Book value per common share	$16.32	$18.90	(13.7%)
Adjusted Book Value per Common Share (1)	$18.83	$18.90	(0.4%)
(1)Adjusted Book Value per Common Share excludes $36.4 million, or $2.51 per common share, of unaccreted purchase discount resulting from the excess fair value compared to the purchase price of the loans acquired in the Merger. The purchase discount will be accreted into income over the remaining term of the respective loans held for investment.
Additional information and a reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to Distributable Earnings for the quarter and nine months ended September 30, 2021 appear later in this press release. Pro forma condensed consolidated statement of operations and calculation and reconciliation of net income (loss) to Distributable Earnings (Losses) for the three months ended September 30, 2021 as if the Merger had occurred on July 1, 2021 also appear later in this press release.
Portfolio Summary

(dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021
Number of loans	22	9	7
Total loan commitments	$525,885	$250,710	$177,195
Weighted average maximum maturity (years)	3.7	4.2	4.3
Weighted average coupon rate	4.86%	4.98%	4.99%
Weighted average all in yield	5.43%	5.62%	5.65%
Weighted average LIBOR floor	1.01%	0.76%	0.77%
Weighted average risk rating	3.0	2.9	3.0
Weighted average loan to value	68%	68%	67%

Recent Investment Activities
Excluding the 10 first mortgage loans acquired in the Merger on September 30, 2021, SEVN funded the following first mortgage loans during the three months ended September 30, 2021:

Location	Property Type	Origination Date	Committed Principal	Principal as of September 30, 2021	Coupon Rate	All in Yield	Maximum Maturity (date)	LTV
(dollars in thousands)
Plano, TX	Office	07/01/21	$27,384	$24,827	L + 4.75%	L + 5.18%	07/01/2026	78%
Portland, OR	Multifamily	07/09/21	19,688	19,688	L + 3.57%	L + 3.97%	07/09/2026	75%
Seattle, WA	Multifamily	08/16/21	12,500	12,200	L + 3.55%	L + 3.89%	08/16/2026	70%
Sandy Springs, GA	Retail	09/23/21	16,488	14,821	L + 3.75%	L + 4.11%	09/23/2026	72%
Total/weighted average			$76,060	$71,536	L + 4.01%	L + 4.41%		75%

•In August 2021, SEVN received $19.1 million of repayment proceeds on its loan that was used to refinance a three-building lab property located in Berkeley, CA, which included outstanding principal of $18.4 million, a prepayment premium and exit fee of $0.6 million, as well as accrued interest and SEVN's associated legal expenses.

•In October 2021, SEVN received $13.1 million of repayment proceeds on its loan that was used to finance a grocery anchored shopping center in Omaha, NE, which included outstanding principal of $13.1 million, as well as accrued interest and SEVN's associated legal expenses.

•Also in October 2021, SEVN originated a first mortgage loan of $24.8 million to refinance a multi-tenant office building located in Carlsbad, CA. This loan requires the borrower to pay interest at the floating rate of LIBOR plus a premium of 325 basis points per annum. This floating rate loan includes an initial funding of $23.7 million and a future funding allowance of $1.1 million for tenant improvements, leasing commissions and capital expenditures and has a three-year initial term with two, one-year extension options, subject to the borrower meeting certain conditions.

Merger with Tremont Mortgage Trust

On September 30, 2021, SEVN completed the previously announced Merger and acquired TRMT's loan investment portfolio of 10 loans with $218.2 million in aggregate loan commitments. The purchase price, based on the closing price of SEVN's common shares on September 30, 2021 of $10.31 per share, was $169.2 million, including the assumption of $129.0 million outstanding under TRMT's master repurchase facility and closing costs of approximately $6.2 million (excluding closing costs of $5.2 million of which was paid by TRMT) and assumed working capital of $10.1 million. At the effective time of the Merger, each one (1) issued and outstanding common share of beneficial interest, $0.01 par value per share, of TRMT was automatically converted into the right to receive 0.516 of one (1) of the common shares of beneficial interest of SEVN, $0.001 par value per share. No fractional shares of SEVN common shares were issued in the Merger, and holders of shares of TRMT common shares received cash in lieu of any such fractional shares.

The fair value of the loans acquired in the Merger exceeded the purchase price of the loans. In accordance with GAAP, a purchase discount is recorded for the difference between the fair value and purchase price of the loans acquired. The purchase discount of $36.4 million will be allocated to each acquired TRMT loan and accreted into income over the remaining term of the respective loan.

Recent Financing Activities
•During the quarter ended September 30, 2021, UBS AG, or UBS, advanced approximately $48.5 million to SEVN under its master repurchase facility, and SEVN repaid $10.3 million of outstanding balances under its master repurchase facility with UBS.

•As a result of the Merger with TRMT, SEVN assumed an aggregate $129.0 million outstanding principal balance under a master repurchase facility with Citibank, N.A., or Citibank.

•As of September 30, 2021 and October 29, 2021, SEVN had $216.3 million and $223.6 million, respectively, in aggregate outstanding principal balance under its master repurchase facilities with Citibank and UBS. As of September 30, 2021, SEVN was in compliance with all covenants and other terms under its master repurchase facilities.

Distributions
•On August 19, 2021, SEVN paid a quarterly distribution to common shareholders of record as of July 26, 2021 of $0.15 per common share, or approximately $1.5 million in aggregate.

•On September 29, 2021, in connection with the Merger, SEVN paid a cash distribution in lieu of its regular quarterly distribution to common shareholders of record as of September 7, 2021 of $0.15 per common share, or approximately $1.5 million in aggregate.

Conference Call
At 10:00 a.m. Eastern Time on Wednesday, November 3, 2021, President, Tom Lorenzini, and Chief Financial Officer and Treasurer, Doug Lanois, will host a conference call to discuss SEVN’s third quarter 2021 financial results. The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, November 10, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10160361.
A live audio webcast of the conference call will also be available in a listen-only mode on SEVN’s website, which is located at www.sevnreit.com. Participants wanting to access the webcast should visit SEVN’s website about five minutes before the call. The archived webcast will be available for replay on SEVN’s website after the call. The transcription, recording and retransmission in any way of SEVN’s third quarter conference call are strictly prohibited without the prior written consent of SEVN.
Supplemental Data
A copy of SEVN’s Third Quarter 2021 Supplemental Operating and Financial Data is available for download at SEVN’s website, www.sevnreit.com. SEVN’s website is not incorporated as part of this press release.

Pro Forma Financial Information
Pro forma results combine the results of SEVN and TRMT for the three months ended September 30, 2021 as if the Merger had occurred on July 1, 2021.
On a pro forma basis for the quarter ended September 30, 2021, SEVN committed capital and funded six first mortgage loans totaling $139.5 million in loan commitments with an aggregate principal balance of $128.4 million and unfunded loan commitments of $11.1 million with a weighted average all in yield of 4.11% and a weighted average loan to value ratio, or LTV, of 73.3%. Pro forma net income per share and Distributable Earnings per share for the three months ended September 30, 2021 were $1.02 and $0.22 per diluted share, respectively.

Pro forma condensed consolidated statement of operations and calculation and reconciliation of net income (loss) to Distributable Earnings (Losses) for the three months ended September 30, 2021 as if the Merger had occurred on July 1, 2021 appear later in this press release.

About Seven Hills Realty Trust
SEVN is a real estate finance company that originates and invests in first mortgage loans secured by middle market and transitional commercial real estate. SEVN is managed by an affiliate of The RMR Group Inc. (Nasdaq: RMR). Substantially all of RMR’s business is conducted by its majority owned subsidiary, The RMR Group LLC, which is an alternative asset management company with $32 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com.

Non-GAAP Financial Measures
SEVN presents Distributable Earnings and Adjusted Book Value per Common Share, which are considered “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC.
Distributable Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to net income determined in accordance with GAAP or an indication of SEVN’s cash flows from operations determined in accordance with GAAP, a measure of SEVN’s liquidity or operating performance or an indication of funds available for SEVN’s cash needs. In addition, SEVN’s methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, SEVN’s reported Distributable Earnings may not be comparable to the distributable earnings as reported by other companies.
SEVN calculates Distributable Earnings as net income, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by SEVN’s manager, if any; (b) depreciation and amortization, if any; (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable.

Management believes that Adjusted Book Value per Common Share is a more meaningful measure of SEVN's capital adequacy than book value per common share because it excludes the unaccreted purchase discount resulting from the Merger that will be accreted into income over the remaining term of the respective loans acquired in the Merger. SEVN's methodology for calculating Adjusted Book Value per Common Share may differ from the methodologies employed by other companies to calculate the same or similar supplemental capital adequacy measures; therefore, SEVN's reported Adjusted Book Value per Common Share may not be comparable to the adjusted book value per common share reported by other companies.
SEVN elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, effective for its 2020 taxable year. In order to qualify for taxation as a REIT, SEVN is generally required to distribute substantially all of its taxable income, subject to certain adjustments, to its shareholders. SEVN believes that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings may be a useful indicator of distributions to SEVN's shareholders and is a measure that is considered by SEVN's Board of Trustees when determining the amount of such distributions. SEVN believes that Distributable Earnings provides meaningful information to consider in addition to net income and cash flows from operating activities determined in accordance with GAAP. This measure helps SEVN to evaluate its performance excluding the effects of certain transactions, the variability of any management incentive fees that may be paid or payable and GAAP adjustments that SEVN believes are not necessarily indicative of SEVN’s current loan portfolio and operations. In addition, Distributable Earnings is used in determining the amount of base management and management incentive fees payable by SEVN to its manager under SEVN’s management agreement.
Please see the pages attached hereto for a more detailed statement of SEVN’s operating results and financial condition and for an explanation of SEVN's calculation of Distributable Earnings and a reconciliation of net income determined in accordance with GAAP to that amount.

SEVEN HILLS REALTY TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
INCOME FROM INVESTMENTS:
Interest income from investments	$4,510	$9,566
Less: interest and related expenses	(488)	(680)
Income from investments, net	4,022	8,886

OTHER EXPENSES:
Base management fees	731	2,167
General and administrative expenses	433	1,739
Reimbursement of shared services expenses	349	950
Total expenses	1,513	4,856

Income before income tax expense	2,509	4,030
Income tax expense	(25)	(36)
Net income	$2,484	$3,994

Weighted average common shares outstanding - basic	10,263	10,225
Weighted average common shares outstanding - diluted	10,264	10,225

Net income per common share - basic and diluted	$0.24	$0.39

SEVEN HILLS REALTY TRUST
CALCULATION AND RECONCILIATION OF NET INCOME TO DISTRIBUTABLE EARNINGS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Reconciliation of net income to Distributable Earnings:
Net income	$2,484	$3,994
Non-cash equity compensation expense	—	181
Distributable Earnings	$2,484	$4,175

Weighted average common shares outstanding - basic	10,263	10,225
Weighted average common shares outstanding - diluted	10,264	10,225

Distributable Earnings per common share -basic and diluted	$0.24	$0.41

SEVEN HILLS REALTY TRUST
CONDENSED CONSOLIDATED BALANCE SHEET
(dollars in thousands, except per share data)
(unaudited)

September 30,
2021
ASSETS
Cash and cash equivalents	$19,298
Restricted cash	549
Loans held for investment, net	434,474
Accrued interest receivable	1,611
Prepaid expenses and other assets	271
Total assets	$456,203

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued liabilities and deposits	$2,076
Master repurchase facilities, net	215,735
Due to related persons	1,743
Total liabilities	219,554

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.001 par value per share; unlimited number of shares authorized; 14,501,609 shares issued and outstanding	15
Additional paid in capital	237,235
Cumulative net income	3,994
Cumulative distributions	(4,595)
Total shareholders' equity	236,649
Total liabilities and shareholders' equity	$456,203

SEVEN HILLS REALTY TRUST
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND CALCULATION AND RECONCILIATION OF NET INCOME (LOSS) TO DISTRIBUTABLE EARNINGS (LOSSES) AS IF THE MERGER HAD OCCURRED ON JULY 1, 2021
(amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30, 2021
			Pro Forma
	SEVN	TRMT	Adjustments		Pro Forma
INCOME FROM INVESTMENTS
Interest income from investments	$4,510	$3,707	$(1,759)	(1)	$6,458
Accretion of purchase discount	—	—	11,597	(2)	11,597
Less: interest and related expenses	(488)	(931)	255	(1)	(1,164)
Income from investments, net	4,022	2,776	10,093		16,891

OTHER EXPENSES:
Base management fees	704	330	—		1,034
General and administrative expenses	432	425	(390)	(3)	467
Reimbursement of shared services expenses	349	223	—		572
Transaction related expenses	—	3,356	(3,356)	(4)	—
Total expenses	1,485	4,334	(3,746)		2,073

Income before income tax expense	2,537	(1,558)	13,839		14,818
Income tax expense	(25)	(16)	—		(41)
Net income (loss)	$2,512	$(1,574)	$13,839		$14,777

Weighted average common shares outstanding - basic	10,263		4,285	(5)	14,548
Weighted average common shares outstanding - diluted	10,264		4,285	(5)	14,549

Net income per common share - basic and diluted	$0.24				$1.02

Reconciliation of net income to Distributable Earnings (Losses):
Net income (loss)	$2,512	$(1,574)	$13,839		$14,777
Non-cash equity compensation expense	—	38	(38)		—
Non-cash accretion of purchase discount	—	—	(11,597)	(2)	(11,597)
Distributable Earnings (Losses)	$2,512	$(1,536)	$2,204		$3,180

Distributable Earnings per common share - basic and diluted	$0.24				$0.22

(1)The adjustments to interest income and interest expense represent the effect of recording any loan payoffs as if they occurred prior to July 1, 2021 and to reflect any loan originations as if they had occurred on July 1, 2021.

(2)This adjustment represents the effects of the Merger as if the Merger occurred on July 1, 2021, assuming the purchase price of the 10 TRMT loans acquired was $169,150 and the fair value was $205,593 resulting in a purchase discount of $36,443. This adjustment reflects the accretion of the purchase discount on loans acquired from TRMT allocated to each loan over each loan's remaining term.

(3)This adjustment eliminates duplicative public company, legal and audit fee costs that TRMT incurred during the three months ended September 30, 2021 that would not have been incurred by SEVN had the Merger occurred on July 1, 2021.

(4)This adjustment removes transaction related expenses incurred by TRMT during the three months ended September 30, 2021 which would not have been incurred by SEVN had the Merger occurred on July 1, 2021.

(5)The adjustment reflects the issuance of approximately 4,285 of SEVN's common shares issued to TRMT shareholders as part of the Merger as if the Merger occurred on July 1, 2021.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever SEVN uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, SEVN is making forward-looking statements. These forward-looking statements are based upon SEVN’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SEVN’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SEVN’s control. For example:
•Mr. Lorenzini states that the Merger has resulted in a larger commercial mortgage REIT with an expanded capital base, improved access to capital markets and greater financial strength. SEVN’s business is subject to various risks, including the competitive nature of the commercial real estate lending industry, and SEVN may not be able to access capital in the near or longer term on desirable terms or at all. As a result, these expectations may not be realized as currently expected or at all.

•Mr. Lorenzini states that SEVN’s loans are current on debt service and the credit quality of its loan portfolio remains strong, supported by healthy fundamentals and the ongoing strength of its investments. These statements may imply that SEVN’s loan portfolio performance will continue to perform well, that its borrowers will continue to remain current on their loans and that SEVN will benefit as a result. However, SEVN, its borrowers' and their tenants' businesses are subject to risks, including those related to the COVID-19 pandemic and its resulting economic impacts, and SEVN operates in a highly competitive industry. As a result of these or other factors, SEVN’s loan portfolio performance and risk ratings may decline and it may not be able to execute its business objective or realize any benefits from doing so.

•Mr. Lorenzini states that SEVN is intensely focused on leveraging its liquidity and debt capacity to fully invest its capital in first mortgage loans secured by middle market and transitional commercial real estate. Additionally, this press release states that SEVN's manager, Tremont Realty Capital, remains active in the bridge loan market, and Mr. Lorenzini makes note of a robust deal pipeline. These statements may imply that SEVN will close additional loans and that its business will continue to improve as a result. However, as described above, SEVN’s business and ability to execute loans and realize its business objectives are subject to various risks, including the competitive nature of the industry in which it operates, as well as other factors, many of which are outside its control, such as the current COVID-19 pandemic. These risks and other factors may prevent SEVN from successfully closing additional loans and executing and realizing its business objectives. Further, once SEVN invests or commits its remaining capital, its ability to continue to grow and fund loans will be subject to its ability to obtain additional cost-effective capital or its redeploying proceeds from repayments of its loan investments.

The information contained in SEVN's filings with the SEC, including under “Risk Factors” in the joint proxy statement/prospectus that is included in the registration statement on Form S-4 filed on June 9, 2021, as subsequently amended and declared effective on July 26, 2021, and under "Risk Factors" in SEVN's periodic reports, or incorporated therein, identifies other important factors that could cause SEVN’s actual results to differ materially from those stated in or implied by SEVN’s forward looking statements. SEVN’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, SEVN does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry
Director, Investor Relations
(617) 796-7651
(END)